Exhibit 10.6
WRIGHT MEDICAL GROUP, INC.
Stock Option Grant Agreement
Non-Employee Director
Award Granted to (“Grantee”):
Grant Date:
Number of Shares (“Shares”):
Option Price:
     THIS STOCK OPTION GRANT AGREEMENT (the “Agreement”) is made as of the Grant Date by and between Wright Medical Group, Inc., a Delaware corporation with its principal place of business at 5677 Airline Road, Arlington, Tennessee 38002 (the “Company”) and Grantee pursuant to the Wright Medical Group, Inc. 2009 Equity Incentive Plan, as amended from time to time (the “Plan”) and which is hereby incorporated by reference.
     WHEREAS, Grantee is associated with the Company or its affiliate as a non-employee director; and
     WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has authorized that Grantee be granted the right and option to purchase from the Company the Shares of the Company’s Common Stock (“Stock”) subject to the terms and restrictions stated below;
     NOW, THEREFORE, the parties agree as follows:
1.	Grant of Options. Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to Grantee the right and option (the right to purchase any one share of Stock under this Agreement being an “Option”) during the period commencing on the Grant Date and ending on the 10th anniversary of the Grant Date (the “Expiration Date”) to purchase from the Company the Shares. Each Option shall have an exercise price per share equal to the Option Price indicated above.

2.	Vesting Schedule. The Options shall vest on the first anniversary of the Grant Date, conditioned upon Grantee maintaining status as an Eligible Person (as defined in the Plan) as of the vesting date. Notwithstanding the foregoing, the interest of Grantee to the Options shall vest as to:
2.1.	100% of the then unvested Options upon a Change of Control. For purposes of this Agreement, a “Change of Control” shall mean the first to occur on or after the Grant Date of any of the following:
(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock, taking into account as outstanding for this purpose such Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company or any “affiliate” of the Company, within the meaning of 17 C.F.R. § 230.405 (an “Affiliate”), (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (z) any acquisition by any corporation or business entity pursuant to a transaction which complies with clauses (A) and (B) of

Stock Option Grant Agreement

subsection (a) of this Section 2.1 (persons and entities described in clauses (x), (y), and (z) being referred to herein as “Permitted Holders”);
(b) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any Permitted Holder) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement providing for such Business Combination;
(c) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;
(d) The sale of at least 80% of the assets of the Company to an unrelated party, or completion of a transaction having a similar effect; or
(e) The individuals who on the date of this Agreement constitute the Board of Directors thereafter cease to constitute at least a majority thereof; provided that any person becoming a member of the Board of Directors subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board of Directors immediately prior to such vote shall be considered a member of the Board of Directors on the date of this Agreement.
3.	Restrictions. Except as specifically authorized by the Committee, Grantee may not transfer the Options except by will or the laws of descent and distribution and the Options shall be exercisable during the Grantee’s lifetime only by the Grantee or, in the event of Grantee’s incapacity, Grantee’s guardian or legal representative. Except as so authorized, no purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.

4.	Exercise; Payment for and Delivery of Shares. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock value at the Fair Market Value (as defined in the Plan) on the date the Option is exercised or, in the discretion of the

Stock Option Grant Agreement

Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price. Payment in currency or by certified or cashier’s check shall be considered payment in cash.

5.	Loss of Status.
(a) If, prior to the Expiration Date, Grantee does not stand for reelection by a vote of the Company’s stockholders and retires from the Board at the end of Grantee’s term as Director and Grantee ceases to be an Eligible Person, then subject to Section 5(c), (i) the Options shall expire on the earlier of the Expiration Date or the date that is ninety days after the last day of Grantee’s term as a Director; (ii) the Options that are unexercisable on the last day of Grantee’s term as a Director shall continue to vest and become exercisable until the Options expire; and (iii) the Options that are exercisable on the last day of Grantee’s term as a Director and the Options that become exercisable thereafter pursuant to clause (ii) shall be exercisable until the Options expire.
(b) If, prior to the Expiration Date, Grantee stands for reelection as a Director by a vote of the Company’s stockholders but is not so reelected and Grantee ceases to be an Eligible Person, then subject to Section 5(c), (i) the Options shall expire on the earlier of the Expiration Date or the date that is ninety days after the date of the stockholders’ vote; (ii) the Options that are unexercisable on the date of the stockholders’ vote shall continue to vest and become exercisable until the Options expire; and (iii) the Options that are exercisable on the date of the stockholders’ vote and the Options that become exercisable pursuant to clause (ii) shall be exercisable until the Options expire.
(c) If, prior to the Expiration Date, Grantee dies after ceasing to serve as a Director but before the Options would otherwise expire pursuant to Sections 5(a) or 5(b) above, then (a) the Options shall expire on the earlier of the Expiration Date or the date that is one (1) year after the date of the Participant’s death; (B) the Options that are unexercisable on the date of the event specified in Sections 5(a) or 5(b), as applicable, shall either cease or continue to vest and become exercisable pursuant to clause (ii) of such section; and (C) the Options that are exercisable on the date of the event specified in Sections 5(a) or 5(b), as applicable, and the Options that become exercisable thereafter pursuant to clause (ii) of such Section, if any, shall be exercisable until the Options expire. In the event of Grantee’s death, the Options shall be exercisable by the executor or administrator of the estate of Grantee or the person or persons to whom the Options have been validly transferred by the executor or administrator pursuant to a will or the laws of descent and distribution.
(d) If, prior to the Expiration Date, Grantee ceases to serve as a Director for a reason other than those specified in Section 5(a) or 5(b) and Director ceases to be an Eligible Person, the Options shall expire on the earlier of the Expiration Date or the date that is ninety days after the date upon which Grantee ceased serve as a Director or to be an Eligible Person. In such event, the Options shall remain exercisable by Grantee until expiration only to the extent the Options were exercisable at the time that Grantee ceased to be an Eligible Person.
(e) Whether the Grantee has ceased to be a Director and the basis therefore shall be determined by the Committee, whose determination shall be final, binding and conclusive.
(f) If Grantee ceases to be a Director, but remains an Eligible Person, this Agreement will continue to apply to the Options granted hereunder.

Stock Option Grant Agreement

6.	Stockholder Rights. Grantee or a transferee of the Options shall have no rights as a stockholder with respect to any Shares covered by the Options until Grantee shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause Grantee to become the holder of record of such shares), and, except as provided in Section 7 of this Agreement, no adjustment shall be made for dividends or distributions or other rights in respect of such Shares for which the record date is prior to the date upon which he or she shall become the holder of record thereof.

7.	Changes in Capital Structure. In accordance with and subject to the applicable terms of the Plan, the Options shall be subject to adjustment or substitution, as determined by the Committee, as to the number, price or kind of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee. No such adjustment shall be made which would result in an increase in the amount of gain or a decrease in the amount of loss inherent in the Options. The Company shall give Grantee written notice of an adjustment hereunder. Notwithstanding anything herein to the contrary, in the event of any of the following:
(a) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity;
(b) All or substantially all of the assets of the Company are acquired by another person; or
(c) The Company’s reorganization or liquidation;
then the Committee may, in its discretion and upon at least ten days advance notice to the affected persons, cancel any outstanding Options and pay to Grantee, in cash, the value of such Options based upon the price per share of Stock received or to be received by other stockholders of the Company in such event and the per share exercise price of the Options.
8.	Requirements of Law.
8.1.	By accepting the Options, Grantee represents and agrees for Grantee and any transferees (whether by will or the laws of descent and distribution) that, unless a registration statement under the Securities Act is in effect as to the shares purchased upon any exercise of the Options, (i) any and all Shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution.

8.2.	No certificate or certificates for Shares may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such Shares shall constitute a violation by the Company or Grantee of any (i) provision of any Federal, state or other securities law, (ii) requirement of any securities exchange listing agreement to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the

Stock Option Grant Agreement

Company. Any reasonable determination in this connection by the Company, upon notice given to Grantee, shall be final, binding and conclusive.

8.3.	The certificates representing shares of Common Stock acquired pursuant to the exercise of Options shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act or any state securities laws.
9.	Taxes. Grantee understands that Grantee may recognize income for federal and, if applicable, state income tax purposes upon exercise of Options. Grantee shall be liable for any and all taxes, including withholding taxes, arising out of the exercise of this Option. By accepting the Option, Grantee covenants to report such income in accordance with applicable federal and state laws. To the extent that the exercise of the Options results in income to Grantee and withholding obligations of the Company, including federal or state withholding obligations, Grantee agrees that the Company shall retain and instruct a registered broker(s) to sell such number of Grantee’s Shares necessary to satisfy the Company’s withholding obligations, after deduction of the broker’s commission, and the broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligations. Grantee covenants to execute any such documents as are requested by the broker of the Company in order to effectuate the sale of the Shares and payment of the tax obligations to the Company. Grantee represents to the Company that, as of the date hereof, Grantee is not aware of any material nonpublic information about the Company or the Shares. Grantee and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Shares pursuant to this Section, consistent with the affirmative defense to liability under Section 10(b) of the Exchange Act under Rule 10b5-1(c) promulgated under the Exchange Act.*

10.	Governing Law. The grant of Options and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions, as provided in the Plan.

For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Tennessee, agree that such litigation shall be conducted in the courts of Shelby County, Tennessee, or the federal courts for the United States for the Western District of Tennessee, where this grant is made and/or to be performed.

11.	Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12.	Miscellaneous.
12.1.	The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which have been sold or transferred in violation of any provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

*	Grantee understands that the sale of Shares to satisfy tax or any withholding obligations will be considered a sale for purposes of short-swing liability under Section 16(b) of the Exchange Act. Any profit realized in a purchase of shares of the Company’s stock within six months of the sale may be recovered by the Company or by a stockholder of the Company on behalf of the Company.

Stock Option Grant Agreement

12.2.	The parties agree to execute such further instruments and to take such action as may be reasonably necessary to carry out the intent of this Agreement.

12.3.	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Grantee at the address of Grantee then on file with the Company.

12.4.	Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant Grantee any right to remain associated with the Company or any of its affiliates.

12.5.	This Agreement, subject to the provisions of the Plan, constitutes the entire agreement of the parties with respect to the subject matter hereof.

Stock Option Grant Agreement

     This Agreement and the Options evidenced by this Agreement will not be effective until an original signed Agreement is received by the Wright Medical Group, Inc. Legal Department. Please print and sign this Agreement immediately, then send the signed Agreement to the Wright Medical Group, Inc. Legal Department as soon as possible.
     AGREED AND ACCEPTED:

GRANTEE:	WRIGHT MEDICAL GROUP, INC.

By:

Jason P. Hood, Vice President, General Counsel, and Secretary